As filed with the Securities and Exchange Commission on October 13, 2010.

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

__________________

MARSHALL & ILSLEY CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation or organization)	20-8995389 (I.R.S. Employer Identification No.)

770 North Water Street

Milwaukee, Wisconsin 53202

(414) 765-7801

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Copies to:

Randall J. Erickson

Marshall & Ilsley Corporation

770 North Water Street

Milwaukee, Wisconsin 53202

(414) 765-7801

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Christopher B. Noyes C.J. Wauters Godfrey & Kahn, S.C. 780 North Water Street Milwaukee, Wisconsin 53202 (414) 273-3500

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [x]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer

☒

Accelerated filer

☐

Non-accelerated filer

☐ (Do not check if a smaller reporting company)

Smaller reporting company

☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered	Proposed Maximum offering price per unit	Proposed Maximum Aggregate offering price	Amount of registration fee
Senior Debt Securities	(2)	(2)	(2)	(2)
Subordinated Debt Securities	(2)	(2)	(2)	(2)
Common Stock, $1.00 par value	(2)	(2)	(2)	(2)
Preferred Stock, $1.00 par value	(2)	(2)	(2)	(2)
Depository Shares (3)	(2)	(2)	(2)	(2)
Stock Purchase Contracts	(2)	(2)	(2)	(2)
Units (4)	(2)	(2)	(2)	(2)
Warrants	(2)	(2)	(2)	(2)

(1)

The securities of each class may be offered and sold by the Registrant and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future.  The selling securityholders may purchase the securities directly from the Registrant, or from one or more underwriters, dealers or agents.

(2)

An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices.  Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depository shares.  In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis.

(3)

In the event the Registrant elects to offer to the public fractional interests in shares of the Preferred Stock registered hereunder, Depository Shares, evidenced by depositary receipts issued pursuant to a deposit agreement, will be distributed to those persons purchasing such fractional interests, and the Preferred Stock will be issued to the depositary under any such agreement.  No separate consideration will be received for the Depositary Shares.

(4)

Any securities registered hereunder may be sold as Units with other securities registered hereunder or debt obligations of third parties, including securities of the United States Department of the Treasury.

PROSPECTUS

Senior Debt Securities

Subordinated Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Stock Purchase Contracts

Units

Warrants

offered by

MARSHALL & ILSLEY

CORPORATION

________________

The securities listed above may be offered and sold by Marshall & Ilsley Corporation and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future.  We will provide the specific terms of these securities, and the manner in which they are being offered, in supplements to this prospectus.  These securities cannot be sold unless this prospectus is accompanied by a prospectus supplement.  You should read this prospectus and the applicable prospectus supplement carefully before you invest.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continued or delayed basis.

The principal executive offices of Marshall & Ilsley Corporation are located at 770 North Water Street, Milwaukee, Wisconsin 53202, and the telephone number is (414) 765-7801.

Our common stock is listed on the New York Stock Exchange under the symbol “MI.”

________________

These securities will be our equity securities or unsecured obligations, will not be savings accounts, deposits or other obligations of any bank or savings association, and will not be insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency or instrumentality.

________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

________________

This prospectus is dated October 13, 2010.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.  Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  Such prospectus supplement may also add, update or change information contained in this prospectus.  If there is any inconsistency between the information in the prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement.  You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus.  You can find the registration statement at the SEC’s website or at the SEC office mentioned under the heading “Where You Can Find More Information.”

Unless the context otherwise indicates, the terms “M&I,” “we,” “our” or “us” mean Marshall & Ilsley Corporation and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and proxy statements and other information with the SEC.  Our SEC filings are available to the public at our website at http://www.micorp.com or at the SEC’s website at http://www.sec.gov.  You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for more information about the SEC’s public reference room.  Our SEC filings are also available at the offices of the New York Stock Exchange (the “NYSE”).  For further information on obtaining copies of our public filings at the NYSE, you should call (212) 656-5060.  Information contained on our website is not a part of this prospectus.

For further information about us and the securities we are offering, you should refer to our registration statement and its exhibits.  This prospectus summarizes material provisions of contracts and other documents to which we refer you.  Since this prospectus may not contain all the information that you may find important, you should review the full text of these documents.

We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus.  Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus.  In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.  We incorporate by reference the following documents (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”):

•

Our annual report on Form 10-K for the year ended December 31, 2009;

•

Our quarterly reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010;

•

Our current report on Form 8-K filed April 30, 2010; and

•

The description of our Common Stock incorporated by reference in Amendment No. 4 to our registration statement on Form 10, filed October 10, 2007 pursuant to Section 12 of the Exchange Act, including any amendment or report filed with the SEC for the purpose of updating this description.

We also incorporate by reference reports we file in the future under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any portions of any such documents that are “furnished” but not “filed” for purposes of the Exchange Act), including reports filed after the date of the initial filing of the registration statement and before the effectiveness of the registration statement, until we sell all of the securities offered by this prospectus or terminate this offering.

You may request a copy of any of the documents referred to above, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by contacting us in writing or by telephone at:

Secretary

Marshall & Ilsley Corporation

770 North Water Street

Milwaukee, Wisconsin 53202

Phone:  (414) 765-7801

You should rely only on the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement.  Neither we, nor any underwriters or agents, have authorized anyone else to provide you with different information.  We are only offering these securities in jurisdictions where the offer is permitted.  You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

FORWARD-LOOKING STATEMENTS

Statements included or incorporated by reference in this prospectus and the applicable prospectus supplement which are not historical are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The forward-looking statements include: (1) statements made in our annual report on Form 10-K for the year ended December 31, 2009 under Item 1, Business, and Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, and in our quarterly reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010 under Part I, Item 2, Management’s Discussion and Analysis of Financial Condition and Results of Operations, including, without limitation, statements with respect to internal growth plans, projected revenues, margin improvement, future acquisitions, capital expenditures and adequacy of capital resources; (2) statements included or incorporated by reference in our future filings with the SEC; and (3) information contained in written material, releases and oral statements issued by, or on behalf of, us including, without limitation, statements with respect to projected revenues, costs, earnings and earnings per share.  Forward-looking statements also include statements regarding the intent, belief or current expectation of M&I and its officers.  Forward-looking statements include statements preceded by, followed by or that include forward-looking terminology such as “may,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “continues” or similar expressions.

All forward-looking statements included or incorporated by reference in this prospectus and the applicable prospectus supplement are based on information available to us as of the date of this prospectus or the applicable prospectus supplement.  We do not undertake to update any forward-looking statements that may be made by or on behalf of us in this prospectus, the applicable prospectus supplement or otherwise.  Our actual results may differ materially from those contained in the forward-looking statements identified above.  Factors which may cause such a material difference to occur include, but are not limited to, the factors listed in Item 1A, Risk Factors, of our annual report on Form 10-K for the year ended December 31, 2009, in Part II, Item 1A, Risk Factors, of our quarterly report on Form 10-Q for the quarter ended June 30, 2010 and as may be described from time to time in our subsequent SEC filings.

MARSHALL & ILSLEY CORPORATION

We are a Wisconsin corporation, a registered bank holding company under the Bank Holding Company Act of 1956 and are certified as a financial holding company under the Gramm-Leach-Bliley Act.  As of June 30, 2010, we had consolidated total assets of approximately $53.9 billion and consolidated total deposits of approximately $39.6 billion, making us the largest bank holding company headquartered in Wisconsin.  Our principal assets are the stock of our bank and nonbank subsidiaries, which, as of June 30, 2010, consisted of five bank and trust subsidiaries and a number of companies engaged in businesses that the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) has determined to be closely-related or incidental to the business of banking. We provide our subsidiaries with financial and managerial assistance in such areas as budgeting, tax planning, auditing, compliance assistance, asset and liability management, investment administration and portfolio planning, business development, advertising and human resources management.

We provide diversified financial services to a wide variety of corporate, institutional, government and individual customers.  Our largest affiliates and principal operations are in Wisconsin; however, we have activities in other markets, particularly in certain neighboring Midwestern states, and in Arizona, Nevada and Florida.  Our principal activities consist of banking and wealth management services.

Our executive offices are located at 770 North Water Street, Milwaukee, Wisconsin 53202 (telephone number (414) 765-7801).

USE OF PROCEEDS

We intend to use the net proceeds from sales of securities in the manner and for the purposes set forth in the applicable prospectus supplement.  We will not receive any proceeds from the sales of any securities by selling securityholders.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends on a historical basis for the periods indicated.  For purposes of computing the ratio of earnings to fixed charges, earnings represent income before taxes and fixed charges.  Fixed charges, excluding interest on deposits, consist of interest expense and one-third of rental expense for all operating leases, which we believe to be representative of the interest portion of rent expense.  Fixed charges, including interest on deposits, consist of interest expense, one third of rental expense and interest on deposits.  Preferred stock dividends used in the ratio of earnings to combined fixed charges and preferred stock dividends consist of the amount of pre-tax earnings required to cover dividends paid on our issued and outstanding Senior Preferred Stock, Series B.

	Six Months Ended June 30, 2010	Years Ended December 31,
		2009	2008	2007	2006	2005
Ratio of earnings to fixed charges:
Excluding interest on deposits	n.m.	n.m.	n.m.	1.85x	2.42x	2.96x
Including interest on deposits	n.m.	n.m.	n.m.	1.34x	1.54x	1.86x
Ratio of earnings to combined fixed charges and preferred stock dividends:
Excluding interest on deposits	n.m.	n.m.	n.m.	1.85x	2.42x	2.96x
Including interest on deposits	n.m.	n.m.	n.m.	1.34x	1.54x	1.86x

In periods when the ratio of earnings to fixed charges is less than one-to-one, it is indicated as “n.m.”

For the six months ended June 30, 2010, earnings were insufficient to cover fixed charges by $451.0 million (including and excluding interest on deposits), and insufficient to cover combined fixed charges and preferred stock dividends by $528.6 million (including and excluding interest on deposits).  For the year ended December 31, 2009, earnings were insufficient to cover fixed charges by $1,395.9 million (including and excluding interest on deposits), and insufficient to cover combined fixed charges and preferred stock dividends by $1,549.9 million (including and excluding interest on deposits).  For the year ended December 31, 2008, earnings were insufficient to cover fixed charges by $2,503.0 million (including and excluding interest on deposits), and insufficient to cover combined fixed charges and preferred stock dividends by $2,522.6 million (including and excluding interest on deposits).

PLAN OF DISTRIBUTION

We and/or the selling securityholders, if applicable, may sell the securities offered by this prospectus to or through underwriters or dealers, through agents, directly to one or more purchasers or through a combination of methods.  No commission will be payable and no discount will be allowed on any sales we or our affiliates make directly.  We may also offer the securities in exchange for our other securities.

Underwriters, dealers and agents that participate in the distribution of the securities offered under this prospectus may be underwriters as defined in the Securities Act of 1933, as amended (the “Securities Act”), and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act.  Any underwriters or agents will be identified and their compensation, including any underwriting discount or commission, will be described in the applicable prospectus supplement.  The prospectus supplement will also describe other terms of the offering, including the public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed.

The distribution of the securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement.  If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions.  We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

In connection with an offering of securities, underwriters may purchase and sell these securities in the open market.  These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by underwriters with respect to the offering.  Stabilizing transactions consist of certain bids or purchases for preventing or retarding a decline in the market price of the securities; and short positions created by underwriters involve the sale by underwriters of a greater number of securities than they are required to purchase from us in the offering.  Underwriters also may impose a penalty bid, by which selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by underwriters if such securities are repurchased by underwriters in stabilizing or covering transactions.  These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued without notice at any time.

We and/or the selling securityholders, as applicable, may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction.  We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.

If the securities offered under this prospectus are issued in exchange for our outstanding securities, the applicable prospectus supplement will set forth the terms of the exchange, the identity of and the terms of sale of the securities offered under this prospectus by the selling security holders.

If the applicable prospectus supplement indicates, we will authorize dealers or our agents to solicit offers by institutions to purchase offered securities from us under contracts that provide for payment and delivery on a future date.  We must approve all institutions, but they may include, among others:

•

commercial and savings banks;

•

insurance companies;

•

pension funds;

•

investment companies; and

•

educational and charitable institutions.

The institutional purchaser’s obligations under the contract are only subject to the condition that the purchase of the offered securities at the time of delivery is allowed by the laws that govern the purchaser.  The dealers and our agents will not be responsible for the validity or performance of the contracts.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.

If we and/or the selling securityholders, as applicable, offer bearer debt securities under this prospectus, each underwriter, dealer and agent that participates in the distribution of any original issuance of bearer debt securities will agree not to offer, sell or deliver bearer debt securities to a United States citizen or to any person within the United States, unless federal law permits otherwise.

When we issue the securities offered by this prospectus, except for shares of common stock or debt securities issued upon a reopening of an existing series of debt securities, they may be new securities without an established trading market.  If we sell a security offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time.  Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus or the applicable prospectus supplement.

Underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses.  In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates.  These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

LEGAL MATTERS

The validity of the securities offered by us pursuant to the applicable prospectus supplement will be passed upon for us by Godfrey & Kahn, S.C., Milwaukee, Wisconsin.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from Marshall & Ilsley Corporation’s Annual Report on Form 10-K and the effectiveness of Marshall & Ilsley Corporation’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference.  Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuances and Distribution.

The following table sets forth those expenses to be incurred by M&I in connection with the issuance and distribution of the Securities being registered, other than underwriting discounts and commissions.  All of the amounts shown are estimates.

SEC registration fee

$(1)

Printing, engraving and postage expenses

 (2)

Legal fees and expenses

 (2)

Trustee fees and expenses

 (2)

Accounting fees and expenses

 (2)

Rating agency fees

 (2)

FINRA filing fees

 (2)

Miscellaneous expenses

 (2)

Total

(2)

____________

(1)

To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

(2)

The aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.  Indemnification of Directors and Officers.

Sections 180.0850 to 180.0859 of the Wisconsin Business Corporation Law (the “WBCL”) require a corporation to indemnify a director or officer, to the extent that he or she has been successful on the merits or otherwise in the defense of a proceeding, which includes any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves foreign, federal, state or local law and which is brought by or in the right of the corporation or by any other person, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director or officer of the corporation.  A corporation is obligated to indemnify a director or officer against liability incurred by the director or officer in a proceeding to which the director or officer was a party because he or she is a director or officer of the corporation, which liability includes the obligation to pay a judgment, settlement, penalty, assessment, forfeiture or fine, including any excise tax assessed with respect to an employee benefit plan, and all reasonable expenses including fees, costs, charges, disbursements, attorney fees and other expenses, unless such liability was incurred as a result of the breach or failure to perform a duty which the director or officer owes to the corporation and the breach or failure to perform constitutes:  (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct.

Unless otherwise provided in a corporation’s articles of incorporation or by-laws, or by written agreement, the director or officer seeking indemnification is entitled to select one of the following means for determining his or her right to indemnification:  (i) by majority vote of a disinterested quorum of the board of directors, or if such quorum of disinterested directors cannot be obtained, by a majority vote of a committee duly appointed by the board of directors of two or more disinterested directors; (ii) by independent legal counsel; (iii) by a panel of three arbitrators; (iv) by affirmative vote of shareholders; (v) by a court; or (vi) with respect to any additional right to indemnification, by any other method permitted in Section 180.0858 of the WBCL.

Reasonable expenses incurred by a director or officer who is a party to a proceeding may be paid or reimbursed by a corporation at such time as the director or officer furnishes to the corporation a written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the corporation and a written undertaking to repay any amounts advanced if it is determined that indemnification by the corporation is not required.

The indemnification provisions of Section 180.0850 to 180.0859 of the WBCL are not exclusive.  A corporation may expand a director’s or officer’s rights to indemnification:  (i) in its articles of incorporation or by-laws; (ii) by written agreement; (iii) by resolution of its board of directors; or (iv) by resolution that is adopted, after notice, by a majority of all of the corporation’s voting shares then issued and outstanding.

As permitted by Section 180.0858 of the WBCL, the Registrant has adopted indemnification provisions in its by-laws that closely track the statutory indemnification provisions of the WBCL with certain exceptions.  In particular, Section 6.1 of the Registrant’s Amended and Restated By-Laws, among other items, provides that (i) an individual shall be indemnified unless it is proven by a final judicial adjudication that indemnification is prohibited and (ii) payment or reimbursement of expenses, subject to certain limitations, will be mandatory rather than permissive.  As permitted by Section 180.0857 of the WBCL, the Registrant has purchased directors’ and officers’ liability insurance that insures the Registrant’s directors and officers, among other things, against certain liabilities that may arise under the Securities Act.

Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance for any liability incurred in connection with any proceeding involving securities regulation.  In accordance with this provision, the Registrant’s Amended and Restated By-Laws provide for mandatory indemnification and allowance of expenses for officers and directors for proceedings involving securities-related matters.

Under Section 180.0828 of the WBCL, a director of the corporation is not personally liable to the corporation or its shareholders for a breach of or failure to perform any duty resulting solely from his or her status as a director, unless it is proven that the director’s conduct falls into one of the categories described in the first paragraph of this item.

Item 16.  Exhibits.

1.1	Form of Distribution Agreement*

1.2	Form of Underwriting Agreement*

4.1

Specimen Common Stock Certificate, incorporated by reference to Exhibit 4.1 of Amendment No. 3 to Marshall & Ilsley Corporation’s Registration Statement on Form 10 filed on September 12, 2007, SEC File No. 1-33488

4.2	Restated Articles of Incorporation, incorporated by reference to Marshall & Ilsley Corporation’s Registration Statement on Form S-3 filed on November 6, 2007, SEC File No. 333-147162

4.3	Articles of Amendment to Marshall & Ilsley Corporation’s Restated Articles of Incorporation, incorporated by reference to its Current Report on Form 8-K filed November 14, 2008, SEC File No. 1-33488

4.4	Amended and Restated By-Laws, incorporated by reference to Marshall & Ilsley Corporation’s Registration Statement on Form S-3 filed on November 6, 2007, SEC File No. 333-147162

4.5

Indenture between Marshall & Ilsley Corporation and The Bank of New York (as predecessor in interest to The Bank of New York Mellon) dated as of November 5, 2007 (the “Senior Indenture”), including form of senior note at pages 10 through 16.

4.6

Indenture between Marshall & Ilsley Corporation and The Bank of New York (as predecessor in interest to The Bank of New York Mellon) dated as of November 5, 2007 (“Subordinated Indenture”), including form of subordinated note at pages 10 through 17.

4.7	Form of Deposit Agreement, including form of Depositary Receipt*

4.8	Form of Debt Warrant Agreement, including form of Debt Warrant Certificate*

4.9	Form of Preferred Stock Warrant Agreement, including form of Preferred Stock Warrant Certificate*

4.10	Form of Common Stock Warrant Agreement, including form of Common Stock Warrant Certificate*

4.11	Form of Stock Purchase Contract Agreement, including form of Security Certificate*

4.12	Form of Unit Agreement, including form of Unit Certificate*

5	Opinion of Godfrey & Kahn, S.C.

12	Computation of Ratios of Earnings to Fixed Charges, incorporated by reference to Exhibit 12 of Marshall & Ilsley Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Godfrey & Kahn, S.C. (included in Exhibit 5)

24	Powers of Attorney of directors of Marshall & Ilsley Corporation

25.1	Form T-1 Statement of Eligibility of The Bank of New York Mellon (as successor in interest to The Bank of New York) under the Senior Indenture

25.2	Form T-1 Statement of Eligibility of The Bank of New York Mellon (as successor in interest to The Bank of New York) under the Subordinated Indenture

____________

* To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.

Item 17.  Undertakings.*

(a)

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities

Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)

That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(6)

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, in a primary offering of the securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(h)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(j)

To file an application for the purpose of determining the eligibility of the trustees to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

_______________

*Paragraphs correspond to Item 512(a), (b), (h) and (j) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on October 13, 2010.

MARSHALL & ILSLEY CORPORATION

(Registrant)

By:

/s/ Mark F. Furlong

Mark F. Furlong, President, Chief Executive Officer

and a Director

(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ Gregory A. Smith	Date: October 13, 2010
Gregory A. Smith
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

/s/ Patricia R. Justiliano	Date: October 13, 2010
Patricia R. Justiliano
Senior Vice President and Corporate Controller
(Principal Accounting Officer)

Directors:

Jon F. Chait, John W. Daniels, Jr., Mark F. Furlong, Ted D. Kellner, Dennis J. Kuester, David J. Lubar, Katharine C. Lyall, John A. Mellowes, San W. Orr, Jr., Robert J. O’Toole, Peter M. Platten, III,  John S. Shiely, George E. Wardeberg and James B. Wigdale

By:	/s/ Randall J. Erickson	Date: October 13, 2010
Randall J. Erickson, As Attorney-in-Fact*

*Pursuant to authority granted by powers of attorney, copies of which are filed herewith.

Exhibit Index

Number	Description

1.1	Form of Distribution Agreement*

1.2	Form of Underwriting Agreement*

4.1

Specimen Common Stock Certificate, incorporated by reference to Exhibit 4.1 of Amendment No. 3 to Marshall & Ilsley Corporation’s Registration Statement on Form 10 filed on September 12, 2007, SEC File No. 1-33488

4.2	Restated Articles of Incorporation, incorporated by reference to Marshall & Ilsley Corporation’s Registration Statement on Form S-3 filed on November 6, 2007, SEC File No. 333-147162

4.3	Articles of Amendment to Marshall & Ilsley Corporation’s Restated Articles of Incorporation, incorporated by reference to its Current Report on Form 8-K filed November 14, 2008, SEC File No. 1-33488

4.4	Amended and Restated By-Laws, incorporated by reference to Marshall & Ilsley Corporation’s Registration Statement on Form S-3 filed on November 6, 2007, SEC File No. 333-147162

4.5

Indenture between Marshall & Ilsley Corporation and The Bank of New York (as predecessor in interest to The Bank of New York Mellon) dated as of November 5, 2007 (the “Senior Indenture”), including form of senior note at pages 10 through 16.

4.6

Indenture between Marshall & Ilsley Corporation and The Bank of New York (as predecessor in interest to The Bank of New York Mellon) dated as of November 5, 2007 (“Subordinated Indenture”), including form of subordinated note at pages 10 through 17.

4.7	Form of Deposit Agreement, including form of Depositary Receipt*

4.8	Form of Debt Warrant Agreement, including form of Debt Warrant Certificate*

4.9	Form of Preferred Stock Warrant Agreement, including form of Preferred Stock Warrant Certificate*

4.10	Form of Common Stock Warrant Agreement, including form of Common Stock Warrant Certificate*

4.11	Form of Stock Purchase Contract Agreement, including form of Security Certificate*

4.12	Form of Unit Agreement, including form of Unit Certificate*

5	Opinion of Godfrey & Kahn, S.C.

12	Computation of Ratios of Earnings to Fixed Charges, incorporated by reference to Exhibit 12 of Marshall & Ilsley Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Godfrey & Kahn, S.C. (included in Exhibit 5)

24	Powers of Attorney of directors of Marshall & Ilsley Corporation

25.1	Form T-1 Statement of Eligibility of The Bank of New York Mellon (as successor in interest to The Bank of New York) under the Senior Indenture

25.2	Form T-1 Statement of Eligibility of The Bank of New York Mellon (as successor in interest to The Bank of New York) under the Subordinated Indenture

* To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.